Exhibit 10.2

Outline Agreement between the Company and NeuRX Health Inc

BINDING HEADLINE TERMS

June 2nd 2025

Davion grants Global Manufacturing and Distribution Licence of its BreastCheck home test for Breast Anomalies to NeuRX Health Inc for $120m USD together with ongoing royalty payments.

This document supersedes all previous signed versions of the Binding Headline Terms

Parties

These binding headline terms are made between:

Davion Healthcare Plc, a Public Limited Company incorporated and registered in Cyprus whose trading address is Victory House, 205 Archbishop Makarios Avenue, Limassol, 3030 Cyprus. (the "Licensor"),

and

NeuRX Health Inc, a corporate entity incorporated and registered in the state of Rhode Island, USA whose trading address is at 24 Quaker Lane, Warwick, Rhode Island, 02886, USA. (the "Distributor").

In this Agreement, the Licensor and the Distributor are each referred to collectively as the "Parties".

Background

The Licensor has designed, developed and patented a home test to check for breast anomalies including breast cancer called “BreastCheck” (BC) and wishes to appoint the Distributor as its exclusive global distributor and manufacturer of BC.

The Distributor is willing to accept such appointment and agrees to act as the exclusive distributor of the Licensor's goods globally. The following headlines and headline terms, which will be expanded into a full and detailed licensing agreement based on the conditions set out in this document, with the full licence agreement signed and completed by both parties on or by the commencement of the third quarter of 2025.

Headlines for full agreement and headline terms where expanded:

Appointment of distributor

•	Confirmation of global territory licence

•	Confirmation of manufacturing licence

•	Including ability to sub licence and sub distribute BC

1

Licence Term: 10 years with Distributor option to extend for further 10 years

Licence Fees: The Distributor will pay the Licensor the sum of $120 million USD of which $20m will be payable in cash in equal monthly payments over 12 months from the date of completion of the full licence agreement, and $100m USD payable in NeuRX shares on the basis that such shares shall become either listed on a tradeable stock market or exchanged for such tradeable shares by the end of the third quarter of 2025.

The Distributor shall pay the Licensor $5 USD in royalty payments for every BC manufactured, with such payments made by the Distributor quarterly in arrears.

There shall be minimum levels of royalty payments due by the Distributor to the Licensor. The minimum level of royalty payments for the first 12 months of the manufacturing and distribution agreement on commencement shall be $5m USD, and thereafter with subsequent yearly levels to be set out in the full agreement, but not less than the first year minimum royalty payments of $5m USD.

Manufacturing product specifications

Quality Assurance:

Support and Training

Regulatory Compliance

Intellectual Property Rights: The Licensor grants the Distributor a non-exclusive, royalty-free license to use the Licensor's intellectual property rights in relation to BC for the purpose of fulfilling its obligations under this Agreement.

Licensor Updates to Products

Manufacturing and Distribution reports

Pricing

Marketing and Promotion

BC Website and App Management

Distributor Assignment and Subcontracting

General licensing terms and conditions

Defaults and remedies for default

Plus, any other conditions which may come to pass in the formation of the full licence agreement

A full detailed Global Manufacturing and Distribution Licence based on the above points will be completed and signed by the 2 parties herein on or by the commencement of the third quarter of 2025.

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of Davion Healthcare Plc

/s/ Jack Kaye

Name: Jack Kaye

Title: CEO

Date: June 2nd 2025

For and on behalf of NeuRX Health Inc

/s/ Robert Hainey

Name: Robert Hainey

Title: CEO

Date: June 2nd 2025

3